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Exhibit 11. Computation of Earnings Per Common Share


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                                                     (Dollars in Thousands Except Per Share Data
                                                               and Number of Shares)
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                                                        Weighted Average
Three-Month Periods Ended                               Number of Shares                    Net              Earnings Per
March 31,                                                    Outstanding                 Income              Common Share
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
2001                                                          10,035,819               $ 10,647                   $ 1.06
2000                                                          10,060,061                  3,382                     0.34
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

Computation of weighted average number of common and common equivalent shares:

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Three-Month Periods Ended March 31,                                                        2001                     2000
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
Common shares outstanding beginning of the period                                    10,035,819               10,060,084
Weighted average of the common
shares purchased and retired or reissued                                                      -                      (23)
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Weighted average number of common shares                                             10,035,819               10,060,061
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